Exhibit 99.1

AMCON DISTRIBUTING COMPANY REPORTS RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2024; COMPLETES ACQUISITION OF ARROWROCK SUPPLY

NEWS RELEASE

Omaha, NE, January 20, 2025 - AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based Convenience and Foodservice Distributor, is pleased to announce fully diluted earnings per share of $0.57 on net income available to common shareholders of $0.3 million for its first fiscal quarter ended December 31, 2024.

“As the third largest Convenience Distributor in the United States measured by territory covered, AMCON is well positioned with the operational infrastructure necessary to advance the strategic plans of our growing retail partner base. AMCON’s long-standing core operating philosophy is to provide a superior level of customer service. Our customer-centric approach is particularly helpful in challenging weather conditions as we ensure that AMCON’s retail partners received a consistent and timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for Convenience and Foodservice Distributors, and their families, who want to align with our customer focused approach philosophy and further the legacy of their enterprises.”

“Foodservice through our Henry’s Foods (“Henry’s”) subsidiary continues to be a strategic focus. Henry’s offers a breadth and depth of proprietary foodservice programs and associated store level merchandising that is unparalleled in the convenience distribution industry. We now have the capability to offer turn-key solutions that will enable our retail partners the ability to compete head-on with the Quick Service Restaurant industry,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer continued, “In particular, we now have integrated state of the art advertising, design, print and electronic display programs that we believe provide our customers a competitive edge.”

“We continue our relentless daily focus on managing the Company’s balance sheet and maximizing our liquidity position. At December 31, 2024, our shareholders’ equity was $112.4 million,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer also added, “We are investing capital to develop our recently acquired 250,000 square foot distribution facility in Colorado City, Colorado, which will support our customers’ growth initiatives in the Intermountain Region. In addition, we successfully closed the previously announced acquisition of the assets of Arrowrock Supply of Boise, Idaho.”

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with distribution centers in Colorado, Idaho, Illinois, Indiana, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fifteen (15) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Charles J. Schmaderer

AMCON Distributing Company

Ph 402-331-3727

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	December	September
	2024	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$535,862	$672,788
Accounts receivable, less allowance for credit losses of $2.4 million at December 2024 and $2.3 million at September 2024	70,590,733	70,653,907
Inventories, net	174,523,527	144,254,843
Income taxes receivable	396,222	718,645
Prepaid expenses and other current assets	12,096,904	12,765,088
Total current assets	258,143,248	229,065,271

Property and equipment, net	106,745,867	106,049,061
Operating lease right-of-use assets, net	26,246,028	25,514,731
Goodwill	5,778,325	5,778,325
Other intangible assets, net	4,612,808	4,747,234
Other assets	3,142,994	2,952,688
Total assets	$404,669,270	$374,107,310

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,342,697	$54,498,225
Accrued expenses	14,947,716	15,802,727
Accrued wages, salaries and bonuses	3,256,748	8,989,355
Current operating lease liabilities	7,337,464	7,036,751
Current maturities of long-term debt	5,248,488	5,202,443
Current mandatorily redeemable non-controlling interest	1,757,237	1,703,604
Total current liabilities	79,890,350	93,233,105

Credit facilities	165,900,612	121,272,004
Deferred income tax liability, net	4,443,893	4,374,316
Long-term operating lease liabilities	19,203,592	18,770,001
Long-term debt, less current maturities	15,176,659	16,562,908
Mandatorily redeemable non-controlling interest, less current portion	6,649,075	6,507,896
Other long-term liabilities	985,936	1,657,295

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 645,462 shares outstanding at December 2024 and 630,362 shares outstanding at September 2024	9,799	9,648
Additional paid-in capital	35,077,446	34,439,735
Retained earnings	108,604,071	108,552,565
Treasury stock at cost	(31,272,163)	(31,272,163)
Total shareholders’ equity	112,419,153	111,729,785
Total liabilities and shareholders’ equity	$404,669,270	$374,107,310

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December
	2024	2023
Sales (including excise taxes of $143.4 million and $138.1 million, respectively)	$711,273,256	$644,959,073
Cost of sales	664,379,704	601,658,151
Gross profit	46,893,552	43,300,922
Selling, general and administrative expenses	40,587,630	37,258,677
Depreciation and amortization	2,635,601	2,219,168
	43,223,231	39,477,845
Operating income	3,670,321	3,823,077

Other expense (income):
Interest expense	2,846,621	2,311,513
Change in fair value of mandatorily redeemable non-controlling interest	194,812	199,744
Other (income), net	(111,531)	(563,141)
	2,929,902	1,948,116
Income from operations before income taxes	740,419	1,874,961
Income tax expense	392,000	804,000
Net income available to common shareholders	$348,419	$1,070,961

Basic earnings per share available to common shareholders	$0.57	$1.80
Diluted earnings per share available to common shareholders	$0.57	$1.78

Basic weighted average shares outstanding	611,322	595,623
Diluted weighted average shares outstanding	613,573	603,300

Dividends paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2023
Balance, October 1, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094
Dividends on common stock, $0.46 per share	—	—	—	—	—	(289,967)	(289,967)
Compensation expense and issuance of stock in connection with equity-based awards	21,673	217	—	—	1,935,703	—	1,935,920
Net income available to common shareholders	—	—	—	—	—	1,070,961	1,070,961
Balance, December 31, 2023	964,945	$9,648	(334,583)	$(31,272,163)	$32,521,091	$105,627,432	$106,886,008

THREE MONTHS ENDED DECEMBER 2024
Balance, October 1, 2024	964,945	$9,648	(334,583)	$(31,272,163)	$34,439,735	$108,552,565	$111,729,785
Dividends on common stock, $0.46 per share	—	—	—	—	—	(296,913)	(296,913)
Compensation expense and issuance of stock in connection with equity-based awards	15,100	151	—	—	637,711	—	637,862
Net income available to common shareholders	—	—	—	—	—	348,419	348,419
Balance, December 31, 2024	980,045	$9,799	(334,583)	$(31,272,163)	$35,077,446	$108,604,071	$112,419,153

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December	December
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$348,419	$1,070,961
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	2,501,175	2,084,743
Amortization	134,426	134,425
(Gain) loss on sales of property and equipment	(840)	(53,287)
Equity-based compensation	637,862	571,137
Deferred income taxes	69,577	467,203
Provision for credit losses	112,746	(91,969)
Inventory allowance	24,405	30,988
Change in fair value of contingent consideration	(1,453,452)	—
Change in fair value of mandatorily redeemable non-controlling interest	194,812	199,744
Changes in assets and liabilities:
Accounts receivable	(49,572)	2,147,484
Inventories	(30,293,089)	384,466
Prepaid and other current assets	668,184	(362,792)
Other assets	(190,306)	(22,366)
Accounts payable	(6,911,400)	1,627,403
Accrued expenses and accrued wages, salaries and bonuses	(6,055,070)	(3,649,088)
Other long-term liabilities	71,823	120,275
Income taxes payable and receivable	322,423	336,797
Net cash flows from (used in) operating activities	(39,867,877)	4,996,124

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,453,711)	(3,947,143)
Proceeds from sales of property and equipment	12,442	124,803
Net cash flows from (used in) investing activities	(3,441,269)	(3,822,340)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	713,853,301	603,650,771
Repayments under revolving credit facilities	(669,224,693)	(604,014,807)
Principal payments on long-term debt	(1,340,204)	(490,518)
Dividends on common stock	(116,184)	(113,466)
Net cash flows from (used in) financing activities	43,172,220	(968,020)
Net change in cash	(136,926)	205,764
Cash, beginning of period	672,788	790,931
Cash, end of period	$535,862	$996,695

Supplemental disclosure of cash flow information:
Cash paid during the period for interest, net of amounts capitalized	$2,815,683	$2,235,562

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$772,820	$347,891
Dividends declared, not paid	180,729	176,501
Issuance of common stock in connection with the vesting of equity-based awards	—	1,296,372